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                                 Exhibit 27(k)



                 Opinion and Consent of Thomas E. Pierpan, Esq.
                  as to Legality of Securities Being Registered


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                                TOLIC LETTERHEAD

April 28, 2003

Board of Directors
Transamerica Occidental Life Insurance Company
Transamerica Occidental Separate Account VUL-3
570 Carillon Parkway
St. Petersburg, Florida 33716

Gentlemen:

In my capacity as Vice President of and counsel to Transamerica Occidental Life Insurance Company ("TOLIC"), I have participated in the preparation and review of this Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 (File No. 333-91851) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of an individual flexible premium variable life insurance policy (the "Policy") to be issued with respect to the Transamerica Occidental Separate Account VUL-3 (the "Account"). The Account was established pursuant to a resolution of the Board of Directors of TOLIC, as a separate account for assets applicable to the Policy, pursuant to the provisions of Iowa Insurance Law.

I am of the following opinion:

1. TOLIC has been duly organized under the laws of Iowa and is a validly existing corporation.

2. The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provision of Iowa Insurance Law.

3. That the portion of the assets of the Account equal to the reserves and other liabilities for variable benefits under the Policy is not chargeable with liabilities arising out of any other business TOLIC may conduct. Assets allocated to the fixed account under the Policy, however, are part of TOLIC's general account and are subject to TOLIC's general liabilities from business operations.

4. The Policy, when issued as contemplated by the Registration Statement, will be legal and binding obligations of TOLIC in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

I further hereby consent to reference to my name under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 (File No. 333-91851) for the Transamerica Occidental Separate Account VUL-3 filed by TOLIC with the Securities and Exchange Commission.

Very truly yours,

/s/ Thomas E. Pierpan
Thomas E. Pierpan
Vice President